UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 29, 2019

KEY ENERGY SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-08038	04-2648081
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 McKinney Street, Suite 1800

Houston, Texas 77010

(Address of principal executive offices and Zip Code)

713-651-4300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	KEG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act  ☐

Item 1.01 Entry into a Material Definitive Agreement.

Key Energy Services, Inc. (“Key” or the “Company”) has engaged Moelis & Company LLC as its financial advisor and Sullivan & Cromwell LLP as its legal advisor to assist the Company in analyzing various strategic alternatives to address its capital structure and to position the Company for future success.

In connection with this strategic review, the Company elected not to make a scheduled interest payment due October 18, 2019 under the Term Loan and Security Agreement, dated as of December 15, 2016 (the “Term Loan Agreement”), by and among Key, Cortland Products Corp., as agent, and the lenders party thereto (the “Term Loan Lenders”) relating to the Company’s senior secured term loan. The Company’s failure to make such interest payment resulted in a default under the Term Loan Agreement and a “cross default” under the Loan and Security Agreement, dated as of April 5, 2019 (as further amended, restated, supplemented or otherwise modified from time to time, the “ABL Credit Agreement”) by and among Key, as borrower, the Lenders party thereto (the “ABL Lenders” and, collectively with the Term Loan Lenders, the “Lenders”) and Bank of America, N.A. as Administrative Agent and Sole Collateral Agent (such defaults, the “Specified Defaults”).

On October 29, 2019, the Company entered into forbearance agreements with Term Loan Lenders collectively holding over 99.5% of the principal amount of the outstanding term loans (the “Term Loan Forbearance Agreement”) and all of the ABL Lenders (the “ABL Forbearance Agreement” and, collectively, the “Forbearance Agreements”). Pursuant to the Forbearance Agreements, the Lenders party thereto have agreed that, until the earlier of December 6, 2019 or the occurrence of certain specified early termination events, such Lenders will forbear from exercising any default-related rights and remedies with respect to the Specified Defaults. The Forbearance Agreements contain certain representations and warranties of the Company and covenants with which the Company must comply during the forbearance period, including a requirement to maintain aggregate bank and book cash balances of at least $10,000,000 as measured on a weekly basis. The failure to comply with such covenants, among other things, would result in the early termination of the forbearance period.

The foregoing description of the Forbearance Agreements is qualified in its entirety by reference to the complete text of (i) the Term Loan Forbearance Agreement, attached as Exhibit 10.1 hereto and (ii) the ABL Forbearance Agreement, attached as Exhibit 10.2 hereto, each incorporated herein by reference.

Item 8.01 Other Events.

On October 31, 2019, Key issued a press release relating to the events described in Item 1.01 above. A copy of the press release is filed as Exhibit 99.1 to this report. The information set forth under Item 1.01 above is hereby incorporated by reference into this Item 8.01.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1	Forbearance Agreement dated October 29, 2019, by and among Key Energy Services, Inc., as borrower, the Lenders party thereto, and Cortland Products Corp., as agent. †

10.2	Forbearance Agreement dated October 29, 2019, by and among Key Energy Services, Inc., Key Energy Services, LLC, the Lenders party thereto, and Bank of America, N.A., as administrative agent. †

99.1	Press release dated October 31, 2019.

†	Certain portions of this exhibit (indicated by “[***]”) have been omitted pursuant to Item 601(b)(10) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KEY ENERGY SERVICES, INC.

Date: October 31, 2019	By:	/s/ Katherine I. Hargis
Katherine I. Hargis
Senior Vice President, General Counsel & Corporate Secretary